
FIRST GUARANTY BANK

2021

3rd Quarter Report

AMERICA'S BEST BANKS 2021
Newsweek
POWERED BY LendingTree

FIRST GUARANTY BANCSHARES, INC.

fgb.net |

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009

A Message to Our Shareholders

Dear Shareholders,

The third quarter of 2021 gives evidence of the strength, the resilience, and the progress of First Guaranty Bancshares, Inc. over the past few years. The third quarter of 2021 brought record earnings and shareholder value in spite of Hurricane Ida and in spite of the continued obstacles of Covid-19. Continued strong loan demand resulted in loan interest income of $26,685,000 for the quarter compared to $22,519,000 for the same quarter of 2020, an increase of approximately 20%. At the same time, our interest expense reduction efforts resulted in a decrease in total interest expense of approximately 10%. The combination resulted in net interest income, after provision for loan losses, for the quarter of $23,528,000 compared to $17,494,000 for the same quarter of 2020; an increase of approximately 35%. At the same time, due to our emphasis on expense control, non-interest expense increased only 8.5%. The net income available to common shareholders improved from, for the quarter, $5,182,000 to $7,209,000, an increase in net income available to common shareholders of approximately 40%.

Strong progress.

Our loan pipeline indicates that we will continue to make strong progress. Because of forgiveness of PPP, our loan portfolio for the quarter did not increase significantly; however, the fact that we replaced PPP loans with core loans, because of the difference in yield, we will increase income by approximately $1,000,000 without any significant difference in our balance sheet. This is the type of management and progress we expect to continue.

And, in case you didn't know this, we have been selected by Newsweek and Lending Tree, for the second year in a row as the Best Small Bank in the United States. Our championship last year was not a one-time flash. We have shown that we have the quality and consistency to repeat.

We will continue to build a strong, fortress balance sheet. We will continue to enhance shareholder value.

Thank you for your continued support.

Sincerely,



Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

NASDAQ Symbol: FGBI

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At A Glance
(unaudited)

Locations
34

ATMs
46

Total Assets
$2.8 Billion

Deposits
$2.5 Billion

Total Loans
$2.1 Billion

$7.8 Million
3Q 2021 Earnings

$19.2 Million
YTD2021 Earnings

113 and counting
Consecutive dividends paid

87
Years in Banking



Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2021 (unaudited)	September 30, 2020
Assets		
Cash and cash equivalents:		
Cash and due from banks	$269,617	$191,533
Federal funds sold	160	773
Cash and cash equivalents	269,777	192,306
Investment securities:		
Available for sale, at fair value	226,814	416,319
Held to maturity, at cost (estimated fair value of $152,235 and $0, respectively)	153,333	-
Investment securities	380,147	416,319
Federal Home Loan Bank stock, at cost	1,358	3,336
Loans held for sale	-	235
Loans, net of unearned income	2,073,461	1,788,716
Less: allowance for loan losses	25,338	14,588
Net loans	2,048,123	1,774,128
Premises and equipment, net	59,312	58,611
Goodwill	12,900	12,901
Intangible assets, net	6,027	6,819
Other real estate, net	2,531	3,341
Accrued interest receivable	14,097	16,287
Other assets	30,232	28,225
Total Assets	$2,824,504	$2,512,508
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$ 499,649	$ 467,615
Interest-bearing demand	1,245,969	807,946
Savings	200,094	176,525
Time	598,662	741,158
Total deposits	2,544,374	2,193,244
Short-term borrowings	-	50,000
Repurchase agreements	6,079	6,895
Accrued interest payable	4,304	5,358
Long-term advances from Federal Home Loan Bank	3,248	3,404
Senior long-term debt	25,981	43,926
Junior subordinated debentures	14,807	14,767
Other liabilities	6,626	10,103
Total Liabilities	2,605,419	2,327,697
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value 100,000 shares authorized; non-cumulative perpetual; 34,500 and 0 shares issued and outstanding, respectively	33,058	-
Common stock - $1 par value 100,600,000 authorized shares; issued 9,741,253 shares	9,741	9,741
Surplus	110,836	110,836
Retained earnings	71,136	52,798
Accumulated other comprehensive (loss) income	(5,686)	11,436
Total Shareholders' Equity	219,085	184,811
Total Liabilities & Shareholders' Equity	$2,824,504	$2,512,508

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	For the Three-Month Periods Ended September 30, 2021	2020
	(unaudited)	
Interest Income:		
Loans (including fees)	$26,685	$22,519
Deposits with other banks	69	51
Securities (including FHLB stock)	2,660	2,605
Total Interest Income	29,414	25,175
Interest Expense:		
Demand deposits	1,983	1,291
Savings deposits	50	62
Time deposits	3,079	4,139
Borrowings	470	644
Total Interest Expense	5,582	6,136
Net Interest Income	23,832	19,039
Less: Provision for loan losses	304	1,545
Net Interest Income after Provision for Loan Losses	23,528	17,494
Noninterest Income:		
Service charges, commissions and fees	556	652
ATM and debit card fees	874	818
Net (losses) gains on securities	(184)	789
Net gains on sale of loans	110	679
Other	706	612
Total Noninterest Income	2,062	3,550
Noninterest Expense:		
Salaries and employee benefits	8,131	7,254
Occupancy and equipment expense	2,227	1,922
Other	5,394	5,342
Total Noninterest Expense	15,752	14,518
Income Before Income Taxes	9,838	6,526
Less: Provision for income taxes	2,047	1,344
Net Income	7,791	5,182
Less: Preferred stock dividends	582	-
Income Available to Common Shareholders	$7,209	$5,182
Per Common Share:		
Earnings	$0.74	$0.53
Cash dividends paid	$0.16	$0.16
Weighted Average Common Shares Outstanding	9,741,253	9,741,253
Return on Average Assets	1.03%	0.84%
Return on Average Common Equity	15.36%	11.14%

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	For the Nine-Month Periods Ended September 30, 2021	2020
	(unaudited)	
Interest Income:		
Loans (including fees)	$75,629	$67,420
Deposits with other banks	210	348
Securities (including FHLB stock)	5,904	8,162
Total Interest Income	81,743	75,930
Interest Expense:		
Demand deposits	5,222	4,645
Savings deposits	152	210
Time deposits	9,930	13,137
Borrowings	1,558	2,136
Total Interest Expense	16,862	20,128
Net Interest Income	64,881	55,802
Less: Provision for loan losses	1,812	4,626
Net Interest Income after Provision for Loan Losses	63,069	51,176
Noninterest Income:		
Service charges, commissions and fees	1,934	1,852
ATM and debit card fees	2,649	2,233
Net gains on securities	876	2,631
Net gains on sale of loans	435	974
Other	2,092	1,612
Total Noninterest Income	7,986	9,302
Noninterest Expense:		
Salaries and employee benefits	23,678	22,189
Occupancy and equipment expense	6,746	5,616
Other	16,340	14,806
Total Noninterest Expense	46,764	42,611
Income Before Income Taxes	24,291	17,867
Less: Provision for income taxes	5,043	3,676
Net Income	19,248	14,191
Less: Preferred stock dividends	802	-
Income Available to Common Shareholders	$18,446	$14,191
Per Common Share:		
Earnings	$1.89	$1.46
Cash dividends paid	$0.48	$0.48
Book Value Per Common Share	$19.10	$18.97
Weighted Average Common Shares Outstanding	9,741,253	9,741,253
Return on Average Assets	0.92%	0.82%
Return on Average Common Equity	13.55%	10.71%

Bank Officers

Chairman

Marshall T. Reynolds*

Executive Officers

Alton B. Lewis, Jr.*
President and CEO | Hammond

Eric J. Dosch*
Chief Financial Officer | Hammond

Senior Vice Presidents

Thomas F. Brothers
Director of Internal Audit

Scheila M. Davis
Operations Officer

Mark J. Ducoing
Chief Deposit Officer

Glenn A. Duhon, Sr.

Ronnie R. Foshee
Director of Lending Development

Kevin J. Foster

Adam J. Johnston

Mikki M. Kelley

Jordan M. Lewis
Texas Area President

Gregory P. Prudhomme

Darrel D. Ryland
Central LA Area President

Craig E. Scelfo

Desiree B. Simmons
Chief Administrative Officer

Evan M. Singer
Chief Mergers & Acquisitions Officer

J. Richard Stark
Operations

Randy S. Vicknair
Chief Lending Officer

Christy L. Wells

Matthew B. Wise
Chief Credit Officer

Vice Presidents

Ashley N. Bell
Brenda A. Briscoe
Cheryl Q. Brumfield
Katherine K. Campbell, *Controller*
Christina M. Carter
Timothy L. Chesney
Robert W. Clifton, *Chief ISO*
Louis J. Cusimano
Vikki W. Dupaquier
Ronald W. Edmonds
Daryl A. Ferrara
Clifton A. Fincher
Denise D. Fletcher
A. Shane Hughes
Shirley P. Jones
JoEllen K. Juhasz, *BSA Officer*
Michael D. Knighten
Terrie E. McCartney
Colton C. McDaniel
Jason D. Normand
Steven F. Osman
Scott B. Schilling
Amber L. Smith
Lisa K. Stoker
John A. Synco
Lauryn H. Walts
Melina V. West

Assistant Vice Presidents

Conrad H. Arrambide
Evan A. Baranosky
Darryl P. Boudreaux
Miranda M. Derveloy
Susan M. Desoto
Michelle A. Dionne
Landa G. Domangue
Vanessa R. Drew
Harrison R. Gill
Ludrick P. Hildago
Leslie A. Hinzman
Donna S. Hodges
Keith T. Klein
Catherine E. Mathes
Mary T. Mayo
Pamela R. Normand
Dev M. Patel
Rahul R. Patel
Niekitsha S. Ridley

Officers

Mandi B. Aguillard
Rebecca G. Brown
Calvin P. Ducote
Jeannette N. Ernst
Kristin M. Williams

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009